Exhibit 99.1

Investors and Media:
Chris Oltmann
(818) 532-3708

Velocity Financial, Inc. Announces Issuance of $75 Million

of Senior Secured Notes

Westlake Village, CA – February 6, 2024 – Velocity Financial, Inc. (NYSE: VEL), (“Velocity” or the “Company”), a leader in business purpose loans, today announced the issuance of $75 million principal amount of five-year senior secured notes (the ”Notes”) by Velocity Commercial Capital, LLC, a wholly-owned subsidiary of Velocity. The Notes will bear interest at 9.875% per annum and will mature on February 15, 2029. Interest on the notes will be payable semi-annually on May 15 and November 15 of each year, beginning on May 15, 2024. The Notes are secured on a pari passu basis with Velocity’s $215,000,000 outstanding principal amount of 7.125% Senior Secured Notes due 2027.

The Notes settled on February 5, 2024, and the net proceeds will be used to originate new investments and for general corporate and other working capital purposes.

Piper Sandler & Co. acted as placement agent for the offering.

Mark R. Szczepaniak, CFO, stated, “This transaction marks another successful corporate debt offering, made possible by the Company’s continued strong financial performance and growth in our investment portfolio. We expect this capital to be accretive to earnings as we work to attain our “5x25” goal ($5 billion portfolio by 2025). The Notes are structured with flexibility to continue issuing additional series of similar notes, allowing us to continue building a laddered corporate debt maturity schedule. I would like to thank the Piper Sandler team for leading another successful transaction for Velocity.”

The Notes have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This news release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of the Company in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions, and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) the continued course and severity of the COVID-19 pandemic and its direct and indirect impacts, (2) general economic and real estate market conditions, including the risk of recession, (3) regulatory and/or legislative changes, (4) our customers’ continued interest in loans and doing business with us, (5) market conditions and investor interest in our future securitizations, (6) the continued conflict in Ukraine and (7) changes in federal government fiscal and monetary policies.

Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in the section titled ‘‘Risk Factors” in our Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages investor loans secured by 1-4 unit residential rental and commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 20 years.